Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

VERITEX HOLDINGS, INC. ANNOUNCES STOCK BUYBACK PROGRAM AND INVESTMENT PORTFOLIO RESTRUCTURING

Dallas, TX – March 28, 2024 (GLOBE NEWSWIRE) – Veritex Holdings, Inc. (Nasdaq: VBTX) (“Veritex” or "the Company”), the parent holding company for Veritex Community Bank, today announced that its Board of Directors (the "Board") authorized a stock buyback program (the "Stock Buyback Program") pursuant to which the Company is authorized to purchase up to $50.0 million shares of the Company’s outstanding common stock. The Stock Buyback Program has an expiration date of March 31, 2025 and may be suspended, terminated, amended or modified by the Board at any time without prior notice at the Board’s discretion.

The Stock Buyback Program is expected to be funded using the Company’s cash on hand and cash from operations of Veritex Community Bank. Repurchases under the Stock Buyback Program may be made, from time to time, in amounts and at prices the Company deems appropriate. The Stock Buyback Program does not obligate the Company to purchase any shares of its common stock. Repurchases by the Company under the Stock Buyback Program will be subject to general market and economic conditions, applicable legal and regulatory requirements and other considerations.

In addition, Veritex announces completion of a restructuring of it's available-for-sale ("AFS") debt security portfolio in March by selling approximately $120.1 million of lower-yielding AFS debt securities, at amortized cost, with a yield of 3.11% at a $6.5 million pre-tax loss. Approximately $115.9 million of the proceeds were reinvested in higher yielding AFS securities with a 6.24% yield.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.
Forward Looking Statement
This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements include statements regarding Veritex’s projected plans and objectives, including expectations about share repurchases. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “seek,” “plan,” “outlook,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and are beyond Veritex’s control. Forward-looking statements speak only as of the date they are made and Veritex assumes no duty to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2023 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements,

Exhibit 99.1

expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.
Source: Veritex Holdings, Inc.

Investor Relations:
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